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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





F.F.O. FINANCIAL GROUP, INC.


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 1996
(except for Note 12, as to which the date is February 29, 1996) appearing in and incorporated by reference in your 1995 Annual Report on Form 10-K and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



HACKER, JOHNSON, COHEN & GRIEB

Orlando, Florida
July 26, 1996